First Community Financial Partners, Inc. Receives NASDAQ Stock Exchange Listing Approval

JOLIET, IL. July 15, 2015 - First Community Financial Partners, Inc. (OTC Pink:FCMP) ("First Community" or the "Company"), the parent company of First Community Financial Bank (the "Bank"), based in Plainfield, Illinois, with six banking offices serving greater Chicagoland, today announced that its common stock has been approved for listing on The NASDAQ Capital Market. The Company expects that the stock will begin trading on NASDAQ on Friday, July 17, 2015, under the newly established ticker symbol "FCFP". The Company’s common stock currently trades over-the-counter under ticker symbol “FCMP”.
Roy Thygesen, Chief Executive Officer, stated: "We believe making the transition to NASDAQ is a logical and prudent step forward for our Company. First Community has been an SEC-reporting corporation for some time now, and our subsidiary Bank’s financial performance has improved markedly in recent years. We have demonstrated earnings growth, and we believe overall financial and operating metrics are trending in the right direction. Reflecting improved financial performance the Company’s stock price, as reported on the OTC Pink Marketplace, appreciated approximately 86% over the past two years. Trading on NASDAQ is expected to increase both retail and institutional investor exposure to the Company, improve trading liquidity for shareholders, and, when appropriate, increase the Company's access to the public and private capital markets to support continued growth of the institution.”
Source: SNL.com

The Company’s focus on generating increased value for shareholders has resulted in a steady increase in the Company’s tangible book value per share from $4.30 at March 31, 2013 to $5.59 at March 31, 2015, which is an increase of 30.0%. Asset quality has improved significantly during this same period, with non-performing assets decreasing $25.9 million or 74.7% since March 31, 2013, to $8.8 million, or 0.91% of total assets, at March 31, 2015.

About First Community Financial Partners, Inc.: First Community Financial Partners, Inc., headquartered in Joliet, Illinois, is a bank holding company whose common stock currently trades on the OTC marketplace (OTC Pink:FCMP). First Community Financial Partners has one bank subsidiary, First Community Financial Bank. First Community Financial Bank, based in Plainfield, Illinois, is a wholly owned banking subsidiary of First Community Financial Partners, with locations in Joliet, Plainfield, Homer Glen, Channahon, Naperville and Burr Ridge, Illinois. The Bank is dedicated to its founding principles by being actively involved in the communities it serves and providing exceptional personal service delivered by experienced local professionals.

Special Note Concerning Forward-Looking Statements
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Any statements in this release other than statements of historical facts, including statements about management’s beliefs and expectations, are forward-looking statements and should be evaluated as such. These statements are made on the basis of management’s views and assumptions regarding future events and business performance. Words such as “estimate,” “believe,” “anticipate,” “expect,” “intend,” “plan,” “target,” “project,” “should,” “may,” “will” and similar expressions are intended to identify forward-looking statements. Forward-looking statements (including oral representations) involve risks and uncertainties that may cause actual results to differ materially from any future results, performance or achievements expressed or implied by such statements. These risks and uncertainties include the ability of First Community and its wholly owned bank subsidiary to realize the synergies from the merger of its non-wholly owned bank subsidiaries, as well as a number of other factors related to the businesses of First Community and its wholly owned bank subsidiary, including: risks associated with First Community’s possible pursuit of acquisitions; economic conditions in First Community’s, and its wholly owned bank subsidiary’s; service areas; system failures; losses of large customers; disruptions in relationships with third party vendors; losses of key management personnel and the inability to attract and retain highly qualified management personnel in the future; the impact of legislation and regulatory changes on the banking industry, including the implementation of the Basel III capital reforms; losses related to cyber-attacks; and liability and compliance costs regarding banking regulations. These and other risks and uncertainties are discussed in more detail in First Community’s filings with the Securities and Exchange Commission, including First Community’s Annual Report on Form 10-K filed on March 13, 2015.
Many of these risks are beyond management’s ability to control or predict. All forward-looking statements attributable to First Community, and its wholly owned bank subsidiary, or persons acting on behalf of each of them are expressly qualified in their entirety by the cautionary statements and risk factors contained in this communication. Because of these risks, uncertainties and assumptions, you should not place undue reliance on these forward-looking statements. Furthermore, forward-looking statements speak only as of the date they are made. Except as required under the federal securities laws or the rules and regulations of the Securities and Exchange Commission, First Community does not undertake any obligation to update or review any forward-looking information, whether as a result of new information, future events or otherwise.